Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of FelCor Lodging Limited Partnership and FelCor Lodging Trust Incorporated of the following:

(1) our report dated March 15, 2004, except for the effects of the discontinued operations as described in Note 6, as to which the date is July 22, 2004, relating to the financial statements, which appears in the Current Report on Form 8-K dated July 22, 2004. We also consent to the incorporation by reference of our report dated March 15, 2004, except for the effects of the discontinued operations as described in Note 6, as to which the date is July 22, 2004, relating to the financial statement schedule, which appears in such Current Report on Form 8-K.

(2) our report dated March 12, 2004, except for the effects of the discontinued operations as described in Note 6, as to which the date is July 22, 2004, relating to the financial statements, which appears in the Current Report on Form 8-K dated July 22, 2004. We also consent to the incorporation by reference of our report dated March 12, 2004, except for the effects of the discontinued operations as described in Note 6, as to which the date is July 22, 2004 relating to the financial statement schedule, which appears in such Current Report on Form 8-K.

We also consent to the references to us under the headings “Experts”, “Selected Historical Consolidated Financial Data”, and “Summary Historical Consolidated Financial Data” in such Registration Statement.

PricewaterhouseCoopers LLP

Dallas, Texas
July 22, 2004